Exhibit d
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USAA Investment Management Company
9800 Fredericksburg Road
San Antonio, TX  78288

Gentlemen:

     Pursuant to Section 1(b) of the Advisory Agreement dated as of August 1, 2006, between USAA Mutual Funds Trust (the Trust) and USAA Investment Management Company (the Manager), please be advised that the Trust has established one new series of its shares, namely, the Managed Allocation Fund (the Fund), and please be further advised that the Trust desires to retain the Manager to render investment advisory services under the Advisory Agreement to the Funds at the fee stated below:

                              ADVISORY FEE SCHEDULE

                                      0.60%

     In addition, revised Schedule A to the Advisory Agreement reflecting the addition of the Fund to the Advisory Agreement is attached hereto as Exhibit A is hereby approved.

     Please state below whether you are willing to render such services at the fee stated above.

                                                 USAA MUTUAL FUNDS TRUST


Attest: _______________________                  By:  _________________________
         Mark S. Howard                               Christopher W. Claus
         Secretary                                    President

Dated:

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     We, as the sole  shareholder of the above named Fund, do hereby approve the
Advisory Agreement and are willing to render investment advisory services to the Managed Allocation Fund at the fee stated above. In addition, we approve Exhibit A hereto as revised Schedule A to the Advisory Agreement.

                                                 USAA INVESTMENT MANAGEMENT
                                                 COMPANY


Attest: ______________________                   By: ________________________
        Christopher P. Laia                          Daniel S. McNamara
        Assistant Secretary                          President

Dated:
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                                    EXHIBIT A

                        SCHEDULE A TO ADVISORY AGREEMENT

                                LISTING OF FUNDS


NAME OF FUND

Aggressive Growth Fund
Balanced Strategy Fund
Capital Growth Fund
California Bond Fund
California Money Market Fund
Cornerstone Strategy Fund
Emerging Markets Fund
First Start Growth Fund
Global Opportunities Fund
GNMA Trust
Growth & Income Fund
Growth and Tax Strategy Fund
Growth Fund
High-Yield Opportunities Fund
Income Stock Fund
Income Fund
Intermediate-Term Bond Fund
International Fund
Managed Allocation Fund
Money Market Fund
New York Bond Fund
New York Money Market Fund
Precious Metals and Minerals Fund
Science & Technology Fund
Short-Term Bond Fund
Small Cap Stock Fund
Target Retirement Income Fund
Target Retirement 2020 Fund
Target Retirement 2030 Fund
Target Retirement 2040 Fund
Target Retirement 2050 Fund
Tax Exemp Intermediate-Term Fund
Tax Exempt Long-Term Fund
Tax Exempt Money Market Fund
Tax Exempt Short-Term Fund
Treasury Money Market
Trust Total Return Strategy Fund
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Value Fund
Virginia Bond Fund
Virginia Money Market Fund
World Growth Fund